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COOPERS                                            Coopers & Lybrand L.L.P.
& LYBRAND                                          a professional services firm


                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Roberts Pharmaceutical Corporation on (1) Form S-3 (File No. 333-13729) and (2) Form S-8 (File No.'s 33-34767, 33-61543 and 333-09847) of our report dated
February 5, 1998, on our audits of the consolidated financial statements of Roberts Pharmaceutical Corporation and Subsidiaries as of December 31, 1997, 1996 and 1995 and for each of the three years in the period ended December 31, 1997, which report is included in the Corporation's 1997 Annual Report on Form 10-K.




                                        COOPERS & LYBRAND L.L.P.


Princeton, New Jersey
March 31, 1998


Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).